Exhibit 32.1

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Amendment No. 1 to Quarterly Report on Form 10-Q/A (the “ Form 10-Q/A ”) for the quarter ended June 30, 2020 of NanoVibronix, Inc. (the “Company”). I, Brian Murphy, the Chief Executive Officer of the Company, certify that, based on my knowledge:

(1) The Form 10-Q/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Date: August 24, 2020	By:	/s/ Brian Murphy
Brian Murphy
Chief Executive Officer
(Principal Executive Officer)